Exhibit 3.38

BY-LAWS OF CAMPING REALTY, INC.

ARTICLE II

CORPORATE PURPOSES

Camping Realty, Inc. is a wholly owned subsidiary of Camping World, Inc., and has been organized for the purpose of accomplishing any or all of the objects for which Camping World, Inc. is organized.

ARTICLE II

OFFICES

The principal office of the corporation shall be located at Beech Bend Road, Bowling Green, Warren County, Kentucky. The corporation may have such other offices, either within of without the Commonwealth of Kentucky, as the Board of Directors may designate or as the business of the corporation may require from time to time.

ARTICLE III

SHAREHOLDERS

Section 1.  Annual Meeting. The annual meeting of the Shareholders for the election of Directors and the transaction of such other business as may properly come before it shall be held at the principal office of the corporation as designated herein or in such other place within or without the Commonwealth of Kentucky as shall be set forth in the Notice of Meeting. The annual meeting shall be held on the first Wednesday after the first Monday, in January of each year, at 2:00 p.m. prevailing local time.

Section 2.  Special Meetings. Special meetings of the Shareholders may be called at any time by the Director, sole officer, or the Shareholder of this corporation.

Section 3.  Voting. A Shareholder entitled to vote at a meeting may vote at such meeting by and through a representative thereof.

Section 4.  Proxies. In the event of a vote by proxy, the proxy must be dated and signed by the Shareholder.

Section 5.  Consent. Whenever by provision of statute or by these By-Laws, the vote of Shareholders is required or permitted to be taken at a meeting thereof in connection with any corporate action, the meeting and the vote of Shareholders may be dispensed with, if all Shareholders who could have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

ARTICLE IV

DIRECTORS

Section 1.  Number and Qualifications. The entire Board of Directors shall consist of at least one (1) and not more than five (5) Directors. The number of Directors actually serving may from time to time be changed by a majority vote of the Board of Directors.

Section 2.  Manner of Election. The Director(s) shall be elected at the annual meeting of plurality vote.

Section 3.  Term of Office. The term of office of each Director shall be until the next annual meeting of the Shareholders and until his successor has been duly elected and has qualified.

Section 4.  Duties and Powers. The Board of Directors shall have control and management of the affairs and business of the corporation.

Section 5.  Meetings. The Board of Directors shall meet for the election or appointment of officers and for the transaction of any other business as soon as practical after the adjournment of the annual meeting of the Shareholders, and other regular meetings of the Board of Directors shall be held at such times as the Board of Directors may from time to time determine. Special meetings of the Board of Directors may be called by the President at any time; and he must, upon the written request of any Director(s), call a special meeting to be held not more than five (5) days after the receipt of such request.

Section 6.  Notice of Meetings. No notice need be given of any regular meetings of the Board of Directors as from time to time established by a majority vote of the Board of Directors. At any meeting at which all of the Directors shall be present, although held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.

Section 7.  Place of Meeting. The Board of Directors may hold its meetings either within or without the Commonwealth of Kentucky at such place as may be designated by the Board of Directors.

Section 8.  Removal of Directors. Any Director may be removed either with or without cause, at any time, by a vote of the Shareholders holding a majority of the shares then issued and Outstanding and who were entitled to vote for the election of the Director sought to be removed„ at any special meeting called for that purpose or at the annual meeting. Except as otherwise prescribed by statute, a Director may removed for cause by vote of a majority of the entire Board of Directors.

Section 9.  Resignation. Any Director may resign his office at any time, such resignation to be made in writing and to take effect immediately without acceptance.

ARTICLE V

Section 1.  Officer’s Qualifications. The officers of the corporation shall be a President, Vice President, Secretary- Treasurer, and any such other officers as the Board of Directors may determine. Any two (2) or more offices may be held by the same person since the sole Shareholder of this corporation is Camping World, Inc.

Section 2.  Election. All officers of the corporation shall be elected annually by the Board of Directors at its meeting held immediately after the annual meeting of the Shareholders.

Section 3.  Term of Office. All officers shall hold office until their successors have been duly elected and shall have qualified or until removed as hereinafter provided.

Section 4.  Removal of Officers. Any officer may be removed either with or without cause by the vote of majority of the Board of Directors.

Section 5. Duties of Officers. The duties and powers of the officers of the corporation shall be as follows and as shall hereinafter be set by resolution of the Board of Directors:

President

The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall generally supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the Shareholders and of the Board of Directors.

He may sign certificates for the shares of the corporation and, with the Secretary or any other proper officer of the corporation, authorized by the Board of Directors, sign deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed; and in general, shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Vice President

In the absence of the President or in the event of his death or inability to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in order of designation at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign certificates for shares of the corporation; and shall perform such other duties as may from time to time be assigned to him by the President or by the Board of Directors.

Secretary

(a)   The Secretary shall keep the Minutes of the meetings of the Board of Directors and of the Shareholders in a book or books as he shall deem appropriate.

(b)   He shall attend to the giving of notice of special meetings of the Board of Directors and of all the meetings of the Shareholders of the corporation.

(c)   He shall be custodian of the records of the corporation.

(d)   He shall keep at the principal office of the corporation, a book or record containing the names,alphabetically arranged, of all entities that are Shareholders of the corporation, showing their address, the number and class of shares held by them respectively and the dates when they respectively became the owners of record thereof. He shall keep such books or records and the Minutes of the proceedings of its Shareholders.

(e)   He shall attend to all correspondence and present to the Board of Directors at its meetings all official communications received by him.

(f)    He shall perform all the duties incident to the office of Secretary of the corporation.

(g)   He shall have general charge of the stock transfer books of the corporation.

Treasurer

(a)   The Treasurer shall have the care and custody of and be responsible for all the funds and securities of the corporation, and shall deposit such funds and securities in the name of the corporation in such banks or safe deposit companies as the Board of Directors may designate.

(b)   He shall keep at the principal office of the corporation accurate books of account of all its business and transactions and shall at all reasonable hours exhibit books and accounts to any Director upon application at the office of the corporation during business hours.

(c)   He shall render a report of the condition of the finances of the corporations at each regular meeting of the Board of Directors and at such other times as shall be required of him,and he shall make a full financial report at the annual meeting of the Shareholders.

(d)   He shall further perform all duties incident to the office of Treasurer of the corporation.

(e)   If required by the Board of Directors, he shall give such bond as they shall determine appropriate for the faithful performance of his duties.

Controller

The Controller shall undertake such responsibilities and duties as from time to time assigned to it by the President, Vice President or Secretary-Treasurer of the corporation. The Controller shall undertake to perform all duties incident to the office of Controller of the corporation.

Section 6.  Vacancies. All vacancies in any office shall be filled promptly by the Board of Directors, either at regular meetings or in a meeting called for that purpose.

Section 7.  Compensation of Officers. The officers shall receive such salary or compensation as may be fixed from time to time by the Board of Directors.

ARTICLE VI

Section 1.  Contracts. The Board of Directors may authorize any officer(s) or agent(s) to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general, or confined to specific instances.

Section 2.  Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in the name of the corporation unless authorized by resolution of the Board of Directors. Such authority may be general, or confined to specific instances.

Section 3.  Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by two (2) officers or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

ARTICLES VII

SEAL

The Board of Directors may adopt a corporate seal which maybe offered at the pleasure of the Board of Directors; provided,however, that presence or absence of the corporate seal on or from a writing shall neither add to nor detract from the legality thereof nor affect its validity in any manner or respect.

ARTICLE VII

Section 1.  Certificates of Stock. The shares of the corporation shall be represented by certificates approved by the Board of Directors and signed by the President.